                                                                       EXHIBIT 5

                       Testa, Hurwitz & Thibeault, LLP
                               Attorneys At Law
                      High Street Tower, 125 High Street
                            Boston, MA 02110-2725
                            Office (617) 248-7000
                              Fax (617) 248-7100



                                                     December 4, 1996

Fusion Systems Corporation
7600 Standish Place
Rockville, MD  20855

         RE: Registration Statement on Form S-8 Relating to the Fusion Systems Corporation 1994 Stock Option Plan, as amended (hereinafter the "Plan")

Dear Ladies and Gentlemen:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the Registration Statement") filed by Fusion Systems Corporation on December 4, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 600,000 shares of Common Stock, $.01 par value, of the Company issuable pursuant to the Plan (the "Shares").

         We have examined such documents, certificates, records and matters of law that we have deemed necessary or appropriate for the purpose of this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to filing this opinion as Exhibit 5 to the Registration Statement.

                                             Very truly yours,

                                             /s/ Testa, Hurwitz & Thibeault, LLP
                                             -----------------------------------
                                             TESTA, HURWITZ & THIBEAULT, LLP





                                 Page 15 of 16